Exhibit 99.1

CIMG Inc. Announces the execution of Securities Purchase Agreement for the sale of $55 Million its Common Stock in Exchange for 500 Bitcoin Bolstering the Company’s Digital Asset Reserves

BEIJING, Aug. 27, 2025 /PRNewswire/ -- CIMG Inc. (“CIMG” or the “Company”) (Nasdaq: IMG), a business group specializing in digital health and sales development, which utilizes technology and marketing to enhance its partners’ sales growth and commercial value, today announced it has entered into a definitive Securities Purchase Agreement pursuant to which it will sell $55,000,000 of its common stock in exchange for 500 Bitcoin from nine non-U.S. investors at a  purchase price of $0.25 per shares or  $110,000 per Bitcoin. Pursuant to the Securities Purchase Agreement, , the Company will issue 220 million shares of common stock to the investors. The transaction is expected to settle in early September.

Receiving payment for the shares in Bitcoin marks a significant milestone in CIMG’s strategic transformation and reflects the Company’s  commitment to innovation in digital asset management. The move is aligned with the Company’s new dual-pillar strategy focusing on cryptocurrency reserves and wellness industries, aimed at diversifying its business model and revenue sources.

The Board of Directors believes that investing in Bitcoin offers a unique opportunity to gain exposure to digital assets and emerging technologies beyond traditional operating and investment frameworks. Amid increasing macroeconomic uncertainty, this strategic initiative positions CIMG at the forefront of blockchain and digital asset innovation.  This transaction underscores CIMG’s proactive approach to embracing new technologies and expanding its strategic capabilities in a rapidly evolving global economy.

About CIMG Inc.

CIMG Inc. is a global business group specializing in digital health and sales development. Utilizing technology and marketing (including MarTech and Multi-Channel Network), the Company enhances its partners’ sales growth and commercial value. The company’s brands include Kangduoyuan, Maca-Noni, Qianmao, Huomao, and Coco-mango.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to satisfy the continuing stock market listing standards and periodic reporting requirements, to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary for its operations, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

Important Information

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

For more information, please contact:

http://www.ccmg.tech

ir@ccmg.tech

SOURCE CIMG Inc.